Exhibit 4.299

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 135964 of December 15, 2015

For the provision of

mobile radio telephone services in fixed communication network

This license is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to December 15, 2020

This license is granted on the basis of the decision of the licensing authority - Order No. 654-pчc of October 06, 2015

This license is accompanied with an annex on 3 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 072764

Annex to License No. 135964*

License requirements

1. Mobile TeleSystems Public Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS PJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 15.12.2015.

3. The Licensee shall provide communication services under the license only in the territory of the Yamalo-Nenets Autonomous District.

4. The Licensee under this license shall provide the following to subscriber*:

a) access to the Licensee’s communication network;

b) connections over mobile radio telephone network of the Licensee for receiving (transmission) of voice and non-voice information ensuring continuous communication during the service, regardless of the location of the subscriber, including when it is moving;

c) concurrent connections for one or some groups of the Licensee’s subscribers concurrent connection, performed in the half-duplex communication mode using one channel, notwithstanding the number of subscribers in the group, and (or) concurrent connection with the help of a control engineer.

5. This license has been issued based on the results of the application for reissue of the license No. 116564 dated 01.04.2013 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

6. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

135964

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7. It is not allowed to join the licensee’s communication network set up for the provision of communications services in accordance with this license to the public telecommunications network of the Russian Federation, to the communication networks having access to the public communication network of the Russian Federation.

It is not allowed to join the licensee’s communication network set up for the provision of communications services in accordance with this license to the public communication networks of foreign states.

8. The Licensee shall implement requirements for the networks and means of communication for carrying out investigative work established by the federal executive authority in the field of communications in coordination with the authorized state bodies engaged in the investigative work, and take measures to prevent the disclosure of organizational and tactical methods for carrying out these activities.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to mobile radio telephone services in fixed communication network and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 116564 dated 01.04.2013.

2

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
OCT 20, 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

141232